CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Can/Am Autosales, Inc. (the "Company"), on Form 10-QSB for the quarter ending June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), I, Triantafyllos Groumoutis President and Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Triantafyllos Groumoutis
Triantafyllos Groumoutis,
President and Chief Financial Officer

Dated: August 19, 2004